EXHIBIT 10.1

374WATER INC.

ACCREDITED INVESTOR

SUBSCRIPTION AGREEMENT

This Accredited Investor Subscription Agreement (“Agreement”) is entered into as of the ___________ day of                 , 2021, by and between 374Water Inc. a Delaware corporation (the “Company”), and the undersigned investor (the “Investor”). If more than one person signs this Agreement as an investor, then all references to Investor in this Agreement include the co-investor(s), jointly and severally.

1. Subscription.

1.1 Investor hereby irrevocably agrees to purchase from the Company shares (the “Shares”) of the Company’s common stock, $.0001 par value (the “Common Stock”) at a purchase price of $2.00 per share of Common Stock, for a total investment amount of $                 , subject to acceptance by the Company. This Agreement is entered into in connection with a private offering of up to 2,500,000 shares of Common Stock (the “Offering”).

1.2 Investor will pay the total purchase price in immediately available funds to the trust account of Carlton Fields, escrow agent for the Company (the “Escrow Agent”) immediately upon the Company’s acceptance of this Agreement. Investor’s funds will be released to the Company by the Escrow Agent at or after closing of the Minimum Offering (as defined in Section 5.2 below).

1.3 Immediately upon closing of Investor’s purchase of the Shares, the Company will issue to Investor a three-year warrant (the “Warrant”) to purchase                         shares of the Company’s Common Stock (50% of the number of Shares purchased) at an exercise price of $2.50 per share (the “Warrant Shares”). (Hereafter, the Shares, the Warrant and the Warrant Shares will be referred to collectively as the “ Securities”). The Securities will have piggyback registration rights pursuant to a registration rights agreement in the form attached as Exhibit “D.”

2. Approval and Acceptance. The effectiveness of this Agreement is subject to acceptance by the Company by signing below where indicated. If this Agreement is not approved and accepted, then the Company will notify Investor and return any funds Investor may have delivered to the Company promptly after non-acceptance.

3. Disclosure. Investor acknowledges that Investor has received, carefully read and understands the following documents relating to the Company (the “Disclosure Documents”):

•	Form 10-K Report to the SEC for the year ended December 31, 2020, filed on March 9, 2021 (the “10-K Report”), available at https://www.374water.com/investor- relations

•	Form 10-Q Report to the SEC for the quarter ended March 31, 2021, filed on May 14, 2021, available at https://www.374water.com/investor-relations

•	Form 10-Q Report to the SEC for the quarter ended June 30, 2021, filed on August 16, 2021, available at https://www.374water.com/investor-relations

•	Form 10-Q Report to the SEC for the quarter ended September 30, 2021, filed on November 2, 2021, available at https://www.374water.com/investor-relations

•	Form 8-K Report to the SEC filed on April 22, 2021, and amended on July 1, 2021, available at https://www.374water.com/investor-relations

•	Form 8-K Report to the SEC filed on July 13, 2021, available at https://www.374water.com/investor-relations

•	Form of Warrant to be issued pursuant to Section 1.3, attached as Exhibit “A”;

•	Term Sheet summarizing the Offering, attached as Exhibit “B”;

•	374Water Risk Factors, attached as Exhibit “C”;

•	Form of Piggyback Registration Rights Agreement pursuant to section 1.3, attached as “Exhibit “D.”

Investor also acknowledges and agrees that:

•	The Company has made available to Investor, or to Investor’s attorney, accountant or other advisors/representatives, all other documents, if any, that Investor has requested;

•	Investor has requested any or all documents and other information that Investor has deemed necessary or appropriate for purposes of evaluating a potential investment in the Company and purchasing the Securities;

•	The Company has provided satisfactory answers to all questions concerning the potential investment in the Company; and

•	Investor has carefully considered and has, to the extent Investor believes such discussion necessary, discussed with Investor’s professional legal, tax and financial advisers the suitability of an investment in the Company for Investor’s particular tax and financial situation.

4. Investor Status. Investor certifies that Investor is an “accredited investor” as defined in Regulation D of the Securities Act of 1933, as indicated on Exhibit “E” attached.

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5. Other Securities Issues. Investor represents and warrants to the Company that:

5.1 Risk of Loss. Investor recognizes that the Company is a startup enterprise and has limited operating history and that an investment in the Company is speculative and involves substantial risks that could result in the loss of Investor’s entire investment. Investor is able, without impairing Investor’s financial condition, to hold the Securities for an indefinite period and to suffer a complete loss of Investor’s investment in the Securities. Investor has read and understood the risk factors included in the 10-K Report as well as the 374Water Risk Factors.

5.2 Minimum Offering. If the Company does not raise gross proceeds of at least $3 million pursuant to the Offering (1,500,000 shares of Common Stock) by December 17, 2021, unless extended by the Company in its sole discretion, the Offering will be terminated and Investor’s funds will be promptly returned by the Escrow Agent, without interest. Once the Minimum Offering has been closed, all further Offering proceeds will be paid directly to the Company.

5.3 Investment Intent. Investor certifies that Investor is purchasing the Securities for investment for Investor’s own account and not on behalf of any other person, nor with a view to, or for resale or other distribution of the Securities.

5.4 No Registration. Investor acknowledges and understands that the Securities (a) have not been registered under either federal or state securities laws, (b) are being offered and sold to Investor pursuant to exemptions from registration under the Securities Act of 1933 and comparable state securities exemptions, and (c) no federal or state agency has made any finding or determination as to the fairness of this Offering for investment, nor any recommendation or endorsement of the Securities.

5.5 Limited Reliance. Investor has relied solely on the information contained in this Agreement and the Disclosure Documents in making a decision to acquire the Securities. Investor has not relied on any representations or warranties made by anyone apart from those set forth in this Agreement and in the Disclosure Documents.

5.6 Legend. Investor consents to the placement of a legend on the certificates, if any, that represent the Securities in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION, SUCH QUALIFICATION AND REGISTRATION IS NOT REQUIRED.”

and any other legend the Company determines is authorized or required pursuant to this Agreement.

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5.7 Restrictions on Transfer. Investor understands and acknowledges that, in addition to the restrictions on transfer of the Securities, as set forth herein, (a) no assignment, sale, transfer, exchange or other disposition of the Securities or other securities of the Company can be made except in accordance with applicable federal and state securities laws; (b) the Securities may not be sold or otherwise distributed in the absence of registration of the Securities or an exemption from the registration requirements of federal and state securities laws; and (c) the Company is not obligated to take any actions to register the Securities or make available any exemptions from federal or state registration requirements.

5.8 Residence and Information. Investor certifies that Investor is a resident of the state set forth below and that all information in this Agreement and provided pursuant to this Agreement is true and correct in all material aspects.

5.9 Independent Advice. Investor understands that this Agreement contains provisions that may have significant legal, financial and tax consequences for Investor. Investor acknowledges that the Company has recommended that Investor seek independent legal, tax and financial advice before entering into this Agreement.

6. Indemnification by Investor. Investor agrees to indemnify and hold harmless the Company and its officers, directors, agents, representatives and employees from and against all liability, damage, loss, cost, fees, and expense (including reasonable paralegal and attorneys’ fees, whether incurred pre-suit, or related to litigation or any appellate proceeding) which any of them incurs directly or indirectly by reason of (a) the failure of the Investor to fulfill any of the terms or conditions of this Agreement, (b) any inaccuracy or omission in the information furnished to the Company by Investor, or (c) any breach of any representation or warranty made by the Investor in this Agreement (including all exhibits hereto), or in any document provided by the Investor to the Company in connection with the subject matter of this Agreement.

7. Confidentiality. Investor recognizes that, due to the nature of Investor’s relationship with the Company, Investor will have access to, and that there will be disclosed during the course of such relationship, Confidential Information owned by the Company. As used, “Confidential Information” means all nonpublic information, data, and materials relating to any business or other activity of the Company (and any third party which the Company is under an obligation to keep confidential and that is maintained by the Company as confidential) or used by the Company or such third parties in their business or other activity, either now or in the future. Investor expressly acknowledges and agrees that disclosure of the Confidential Information of the Company would severely affect the Company’s business and/or the business of the Company’s clients and provide the recipient of the Confidential Information with a substantial and unfair competitive advantage. Therefore, during the term of Investor’s relationship with the Company and at all times thereafter, regardless of the circumstances surrounding any termination of this relationship, Investor agrees to keep secret the Confidential Information and all confidential matters relating to the Company entrusted to Investor or learned by Investor and to not use or attempt to use for any purpose whatsoever (other than the furtherance of the Company’s business), or disclose to any person, any Confidential Information.

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8. Transfer Restrictions. Investor understands that the Securities are “restricted securities” under the Securities Act of 1933 in that the Securities will be acquired from the Company in a transaction not involving a public offering, and that the Securities may not be resold without registration or an exemption under the Act. In this connection, Investor understands the resale limitations imposed by the Act and is familiar with SEC Rule 144, as presently in effect, and, to the extent this Rule applies, the conditions which must be met in order for that Rule to be available for resale of “restricted securities.”

9. Arbitration. If any dispute, controversy, or claim arises between the parties out of or in relation to this Agreement, or the breach, termination, or invalidity thereof, both parties by mutual negotiation shall attempt to come to a reasonable settlement of the same as soon as possible. If either party reaches no settlement within 30 days from the first notification of the same in writing, the same shall be settled by binding arbitration. The appointing authority shall be the American Arbitration Association (“AAA”) office located in Miami, Florida, and the case shall be administered by the same authority in accordance with its procedures for cases under the AAA’s Commercial Arbitration Rules. The place of arbitration shall be Miami, Florida, or such other location as the parties may agree. The number of arbitrators shall be one, unless the parties cannot agree on a single arbitrator. In such event, the parties shall each choose one arbitrator, and these two arbitrators shall choose a third arbitrator who shall preside over the proceedings. The award rendered by the arbitrators shall be final and binding upon both parties concerned, and judgment upon the award may be entered in any court having jurisdiction thereof. The allocation of the expenses of the arbitration shall be effected by the arbitration decision. Notwithstanding the foregoing, either party may seek injunctive relief in any court of competent jurisdiction.

10. General Provisions. This Agreement will be enforced, governed and construed exclusively under the laws of the State of Delaware. The parties consent to the jurisdiction of and venue in any appropriate court in Miami-Dade County, Florida. This Agreement is binding upon Investor, Investor’s heirs, estate, legal representatives, successors and assigns, and is for the benefit of the Company, its successors and assigns. If any portion of this Agreement is held to be invalid, the remaining terms of this Agreement shall remain in full force and effect to the extent possible. This Agreement constitutes the entire agreement of the parties, and supersedes all previous agreements, written or oral, with regard to Investor’s purchase of Shares. Any agreement to waive or modify any term of this Agreement must be in writing signed by both parties. This Agreement may be executed in two or more counterparts, all of which shall constitute but one and the same instrument.

11. Florida Residents. The securities referred to herein will be sold to, and acquired by, the holder in a transaction exempt under Section 517.061, Florida Statutes. The securities have not been registered for sale in the State of Florida. In addition, all Florida residents have the privilege of voiding their purchase within three days after the first tender of consideration is made by the purchaser to the Company, an agent of the Company, or an escrow agent or within three days after the availability of that privilege is communicated to such purchaser, whichever occurs later. The availability of that privilege is hereby communicated to Investor.

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12. Forward-Looking Statements. Investor acknowledges and understands the following:

The Disclosure Documents contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are based on the beliefs of the Company’s management as well as on assumptions made by and information currently available to the Company as of the date of the Disclosure Documents. When used in the Disclosure Documents, the words “plan,” “will,” “may,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project” and similar expressions, as they relate to the Company, are intended to identify such forward-looking statements. Although the Company believes these statements are reasonable, prospective Investors should be aware that actual actions, operations and results could differ materially from those indicated by such forward-looking statements as a result of the risk factors included in the Disclosure Documents or other factors. Prospective Investors should consider carefully these factors, as well as the other information and data included in the Disclosure Documents. The Company cautions each prospective Investor, however, that this list of factors may not be exhaustive and that these or other factors, many of which are outside of the Company’s control, could have a material adverse effect on the Company and its ability to achieve its objectives. Furthermore, the Company may not update or revise the forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Prospective Investors are cautioned not to place undue reliance on any of the forward-looking statements included in the Disclosure Documents. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above.

[Signature page to follow.]

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SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

PRINT OR TYPE NAME OF INVESTOR

SIGNATURE

PRINT NAME, TITLE

DATE

ADDRESS

(If Investor is not a US Citizen,
Social Security Number/FEIN	please attach Form W-8BEN,
Certificate of Foreign Status of Beneficial Owner)

ACCEPTANCE OF SUBSCRIPTION

This Subscription Agreement has been approved by the Company’s Board of Directors and is accepted for and on behalf of 374Water Inc. as of                     , 2021.

374WATER INC.

By: _________________________________________________________

Name:_______________________________________________________

Title:________________________________________________________

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EXHIBIT “A”

Form of Warrant

NEITHER THIS WARRANT NOR THE WARRANT STOCK (AS HEREINAFTER DEFINED) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND THE WARRANT STOCK MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND SUCH LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT.

Warrant No. ________

WARRANT

For the Purchase of Common Stock of

374WATER INC.

a Delaware corporation

VOID AFTER 5:00 P.M., EASTERN STANDARD TIME, ON __________, 2024.

_____ ______Shares	_____________, 2021

FOR VALUE RECEIVED, 374WATER INC., a Delaware corporation (the “Company”), hereby certifies that                        (the “Holder”) is entitled, subject to the provisions of this Warrant, to purchase from the Company up to                  shares of common stock (the “Common Shares”), par value $.0001 per share (“Common Stock”), of the Company at an exercise price per Common Share equal to $2.50 per Common Share (the “Exercise Price”), during the period commencing on the date hereof and expiring at 5:00 P.M., Eastern Standard time, on                     , 2024.

The number of Common Shares to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The Common Shares deliverable upon such exercise, or the entitlement thereto upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Stock.” The Warrants issued on the same date hereof bearing the same terms and conditions as this Warrant shall be collectively referred to as the “Warrants”.

The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

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1. EXERCISE OF WARRANT

(a) By Payment of Cash. This Warrant may be exercised by its presentation and surrender to the Company at its principal office (or such office or agency of the Company as it may designate in writing to the Holder hereof), commencing on                      , 2021 (“Date of Issuance”) and expiring at 5:00 P.M., Eastern Standard time, on                  , 2024, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check or by wire transfer, payable to the order of the Company) of the Exercise Price for the number of shares specified in such Form.

(b) “Easy Sale” Exercise. In lieu of the payment method set forth in Section 1(a) above, when permitted by law and applicable regulations (including rules of Nasdaq and Financial Industry Regulatory Authority (“FINRA”)), the Holder may pay the aggregate Exercise Price (the “Exercise Amount”) through a “same day sale” commitment from the Holder (and if applicable a broker-dealer that is a member of the FINRA (a “FINRA Dealer”)), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the shares so purchased to pay the Exercise Amount and the Holder (or, if applicable, the FINRA Dealer) commits upon sale (or, in the case of the FINRA Dealer, upon receipt) of such shares to forward the Exercise Amount directly to the Company.

(c) Certificates. The Company agrees that the Holder hereof shall be deemed the record owner of such Common Shares as of the close of business on the date on which this Warrant shall have been presented and payment made for such Common Shares as aforesaid whether or not the Company or its transfer agent is open for business. Certificates for the Common Shares so purchased shall be delivered to the Holder hereof in electronic form within a reasonable time, not exceeding 15 days, after the rights represented by this Warrant shall have been so exercised. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the shares purchasable hereunder as soon as reasonably possible.

2. COVENANTS BY THE COMPANY

The Company covenants and agrees as follows:

(a) Reservation of Shares. During the period within which the rights represented by this Warrant may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Warrant, such number of its Common Shares as shall be issuable upon the exercise of this Warrant. If at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose. The Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Warrant.

(b) Valid Issuance, etc. All Common Shares which may be issued upon exercise of the rights represented by this Warrant included herein will be, upon payment thereof, validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

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(c) Taxes. All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Warrant shall be borne by the Company, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the issuance or transfer of this Warrant or the Warrant Stock.

(d) Fractional Shares. The Company shall not be required to issue certificates representing fractions of Common Shares. In lieu of any fractional interests, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

3. EXCHANGE OR ASSIGNMENT OF WARRANT

This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Warrants of different denominations, entitling the Holder to purchase in the aggregate the same number of Common Shares purchasable hereunder. Subject to the provisions of this Warrant and the receipt by the Company of any required representations and agreements, upon surrender of this Warrant to the Company with the Warrant Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without additional charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. In the event of a partial assignment of this Warrant, the new Warrants issued to the assignee and the Holder shall make reference to the aggregate number of shares of Warrant Stock issuable upon exercise of this Warrant.

4. RIGHTS OF THE HOLDER

The Holder shall not, by virtue hereof, be entitled to any voting or other rights of a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

5. ADJUSTMENT OF EXERCISE PRICE

(a) Stock Splits, Subdivisions or Combinations; Common Stock Dividends; Reclassification. If the Company, at any time while this Warrant is outstanding, (a) shall fix a record date for the effectuation of a split, subdivision or combination of the outstanding shares of Common Stock, (b) shall pay a stock dividend on its Common Stock, or (c) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, then (i) the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event and (ii) the number of shares of the Warrant Stock shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event. Any adjustment made pursuant to this Section 5(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution or, in the case of a subdivision or re-classification, shall become effective immediately after the effective date thereof.

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(b) Subscription Rights. If the Company, at any time while this Warrant is outstanding, shall fix a record date for the distribution to holders of its Common Stock, evidence of its indebtedness or assets or rights, options, warrants or other security entitling them to subscribe for or purchase, convert to, exchange for or otherwise acquire any security (excluding those referred to in Section 5(a) above), then in each such case the Exercise Price at which this Warrant shall thereafter be exercisable shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the per-share Market Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith, and the denominator of which shall be the Exercise Price as of such record date; provided, however, that in the event of a distribution exceeding 10% of the net assets of the Company, such fair market value shall be determined by an appraiser selected in good faith by the registered owners of a majority of the Warrant Stock then outstanding; and provided, further, that the Company, after receipt of the determination by such appraiser shall have the right to select in good faith an additional appraiser meeting the same qualifications, in which case the fair market value shall be equal to the average of the determinations by each such appraiser. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(c) Rounding. All calculations under this Section 5 shall be made to the nearest cent or the nearest l/l00th of a share, as the case may be.

(d) Notice of Adjustment. Whenever the Exercise Price is adjusted pursuant to this Section 5, the Company shall promptly deliver to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such notice shall be signed by the chairman, president or chief financial officer of the Company.

(e) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock by the Company.

(f) Change of Control; Compulsory Share Exchange. In case of (A) any Change of Control Transaction (as defined below) or (B) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (each, an “Event”), lawful provision shall be made so that the Holder shall have the right thereafter to exercise this Warrant for shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Event, and the Holder shall be entitled upon such Event to receive such amount of shares of stock and other securities, cash or property as the shares of the Common Stock of the Company into which this Warrant could have been exercised immediately prior to such Event (without taking into account any limitations or restrictions on the exercisability of this Warrant) would have been entitled; provided, however, that in the case of a transaction specified in (A), above, in which holders of the Company’s Common Stock receive cash, the Holder shall have the right to exercise the Warrant for such number of shares of the surviving company equal to the amount of cash into which this Warrant is then exercisable, divided by the fair market value of the shares of the surviving company on the effective date of such Event. The terms of any such Event shall include such terms so as to continue to give to the Holder the right to receive the securities, cash or property set forth in this Section 5(f) upon any exercise or redemption following such Event, and, in the case of an Event specified in (A), above, the successor corporation or other entity (if other than the Company) resulting from such reorganization, merger or consolidation, or the person acquiring the properties and assets, or such other controlling corporation or entity as may be appropriate, shall expressly assume the obligation to deliver the securities or other assets which the Holder is entitled to receive hereunder. The provisions of this Section 5(f) shall similarly apply to successive Events. “Change of Control Transaction” means the occurrence of any (i) merger or consolidation of the Company with or into another entity, unless the holders of the Company’s securities immediately prior to such transaction or series of transactions continue to hold at least 50% of such securities following such transaction or series of transactions, (ii) a sale, conveyance, lease, transfer or disposition of all or substantially all of the assets of the Company in one or a series of related transactions or (iii) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) or (ii).

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(g) Notice of Certain Events. If:

(i) the Company shall declare a dividend (or any other distribution) on its Common Stock;

(ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock;

(iii) the Company shall authorize the granting to the holders of all of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights;

(iv) the approval of any stockholders of the Company shall be required in connection with any capital reorganization, reclassification of the Company’s capital stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

(v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of exercise of this Warrant, and shall cause to be delivered to the Holder, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice (provided such notice shall not include any material non-public information) stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (b) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Nothing herein shall prohibit the Holder from exercising this Warrant during the 30-day period commencing on the date of such notice.

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(h) Increase in Exercise Price. In no event shall any provision in this Section 5 cause the Exercise Price to be greater than the Exercise Price on the date of issuance of this Warrant, except for a combination of the outstanding shares of Common Stock into a smaller number of shares as referenced in Section 5(a) above.

6. RESTRICTIONS ON EXERCISE

(a) Investment Intent. Unless, prior to the exercise of the Warrant, the issuance of the Warrant Stock has been registered with the Securities and Exchange Commission pursuant to the Act, the Warrant Exercise Form shall be accompanied by a representation of the Holder to the Company to the effect that such shares are being acquired for investment and not with a view to the distribution thereof, and such other representations and documentation as may be required by the Company, unless in the opinion of counsel to the Company such representations or other documentation are not necessary to comply with the Act.

7. RESTRICTIONS ON TRANSFER

(a) Transfer to Comply with the Securities Act of 1933. Neither this Warrant nor any Warrant Stock may be sold, assigned, transferred or otherwise disposed of except as follows: (1) to a person who, in the opinion of counsel satisfactory to the Company, is a person to whom this Warrant or the Warrant Stock may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 7 with respect to any resale, assignment, transfer or other disposition of such securities; (2) to any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale, assignment, transfer or disposition; or (3) to any “affiliate” (as such term is used in Rule 144 promulgated pursuant to the Act) of the Holder.

(b) Legend. Subject to the terms hereof, upon exercise of this Warrant and the issuance of the Warrant Stock, all certificates representing such Warrant Stock shall bear on the face or reverse thereof substantially the following legend:

“The securities which are represented by this certificate have not been registered under the Securities Act of 1933, and may not be sold, transferred, hypothecated or otherwise disposed of until a registration statement with respect thereto is declared effective under such act, or the Company receives an opinion of counsel for the Company that an exemption from the registration requirements of such act is available.”

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8. LOST, STOLEN OR DESTROYED WARRANTS

In the event that the Holder notifies the Company that this Warrant has been lost, stolen or destroyed and provides a letter, in form reasonably satisfactory to the Company, to the effect that it will indemnify the Company from any loss incurred by it in connection therewith, the Company shall accept such letter in lieu of the surrender of this Warrant as required by Section 1 hereof.

9. SUBSEQUENT HOLDERS

Every Holder hereof, by accepting the same, agrees with any subsequent Holder hereof and with the Company that this Warrant and all rights hereunder are issued and shall be held subject to all of the terms, conditions, limitations and provisions set forth in this Warrant, and further agrees that the Company and its transfer agent, if any, may deem and treat the registered holder of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

10. NOTICES

Any notice required or permitted hereunder shall be given in writing and shall be effective upon personal delivery, via email (upon receipt of confirmation of error-free transmission) or by an internationally recognized courier service, addressed to the other party at the following address, or at such other address as a party may designate by five days advance written notice to the other party hereto.

Company:	374Water Inc. 3710 Shannon Road Suite 51877 Durham, NC 27717 Attention: Yaacov Nagar, CEO Email: Kn@374water.com

Holder:	________________________________
[Address]
Attention:________________________
Email:___________________________

11. GOVERNING LAW; JURISDICTION

This Warrant shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Warrant may be brought against any party in the federal courts of Florida or the state courts of the State of Florida, and each of the parties consents to the jurisdiction of such courts and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non convenience, to the bringing of any such proceeding in such jurisdictions.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

374WATER INC.

By:
Yaacov Nagar, CEO

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374WATER INC.

WARRANT EXERCISE FORM

The undersigned hereby irrevocably elects (A) to exercise the Warrant dated __________, 2021 (the “Warrant”), pursuant to the provisions of Section 1(a) of the Warrant, to the extent of purchasing ________shares of the common stock, par value $0.0001 per share (the “Common Stock”), of 374Water Inc. and hereby makes a payment of $                   in payment therefor, or (B) to exercise the Warrant to the extent of purchasing                           shares of the Common Stock, pursuant to the provisions of Section 1(b) of the Warrant. In exercising the Warrant, the undersigned hereby confirms that the Common Stock to be issued hereunder is being acquired for investment and not with a view to the distribution thereof. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below.

Name of Holder

Signature of Holder or Authorized Representative

Signature, if jointly held

Name and Title of Authorized Representative

Address of Holder

Date

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EXHIBIT “B”

Private Placement of

374Water Inc.

Common Stock

November 5, 2021

TERM SHEET

Offered Stock:	2,500,000 shares of 374Water Inc., common stock, $.0001 par value per share

Price per Share:	$2.00

Minimum Purchase:	$100,000; however, at sole discretion of the Company lessor amounts may be accepted

Warrants:	Each Investor will receive a three-year warrant to purchase at $2.50 per share a number of shares of common stock equal to 50% of the number of shares purchased by the Investor in the Offering.

Commissions:	Up to 5% to unaffiliated brokers

Other Offering Expenses:	$15,000 (est.)

Shares Outstanding at November 5, 2021[1]:	124,181,346

Shares Outstanding Upon Completion of Minimum Offering[1] [2]:	125,681,346

Shares Outstanding Upon Completion of Maximum Offering[1] [2]:	127,181,346

Minimum Offering:	$3,000,000 (1,500,000 Shares)

Use of Proceeds:	Working Capital.

Termination Date:	The Offering will terminate on December 17, 2021.

_________________

1 Includes 1,363,600 shares underlying Series D Convertible Preferred Stock

2 Excludes 12,596,000 shares reserved for issuance pursuant to outstanding options and warrants and (ii) 2,500,000 shares reserved for issuance upon exercise of the warrants issuable in this Offering at an exercise price of $2.50 per share.

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EXHIBIT “C”

374 Water Inc. Risk Factors

374 Water’s financial condition and results of operations may be negatively affected by public health crises such as the ongoing coronavirus pandemic.

Severe financial market and economic disruptions may occur in response to public health epidemics, and the U.S. and global economies are suffering huge negative impacts as a result of the ongoing coronavirus pandemic. The rapid spread of the coronavirus, and the fear associated with this pandemic, along with the negative impact on economic growth and financial markets generally, may have a material adverse effect on the demand for our SCWO systems in the U.S. and abroad. If our customers and/or sources of financing are adversely affected by the pandemic and the accompanying economic crisis, our financial condition and results of operations could be materially adversely affected. Moreover, our operations and productivity could be negatively impacted if our key personnel and employees are continuously quarantined as the result of exposure to coronavirus or another contagious illness. The extent to which the coronavirus crisis affects us will depend on future developments, which are highly uncertain at this time and cannot be predicted, including new information, which may emerge concerning the severity of the coronavirus, its economic and social impact and the measures taken to contain or treat the coronavirus, among others.

Our success is dependent on the services of our key management and personnel.

Our success will depend in large part upon the skill and efforts of our key personnel hired or who may be hired, particularly our two founders, Kobe Nagar and Prof. Marc Deshusses. Loss of any such personnel, whether due to resignation, illness, death, and disability or otherwise, could have a material adverse effect on our business. We are substantially dependent on the continued service of our existing personnel because of the complexity of our services and technologies. Following the April 2021 Merger with PowerVerde, Inc., Prof. Deshusses has retained his position at Duke University and Mr. Nagar will continue to work on the SCWO research project at Duke University for a period of time. We will need to hire and retain appropriate personnel in key management and technical roles for 374Water to be successful. There can be no assurance that we will be able to do so.

We have a limited operating history with no material revenues.

We have only a limited operating history. We have yet to generate material revenues from our business as our company was founded in 2018 and we have not yet produced commercially viable systems. Currently, the only working version of our system is a demonstration unit that is owned by and has been operating on the campus of Duke University since 2015. Therefore the commercial value of our systems is uncertain. There can be no assurance that we will ever be profitable. Further, we are subject to all the risks inherent in a new business including, but not limited to: intense competition; lack of sufficient capital; loss of protection of proprietary technology and trade secrets; difficulties in commercializing our products, managing growth and hiring and retaining key employees; adverse changes in costs and general business and economic conditions; and the need to achieve product acceptance, to enter and develop new markets and to develop and maintain successful relationships with customers, third party suppliers and contractors.

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We may have difficulty in protecting our intellectual property and may incur substantial costs to defend ourselves in patent infringement litigation.

We rely primarily on a combination of trade secrets, copyright and trademark laws, and confidentiality procedures to protect our proprietary technology, which is our principal asset.

Our ability to compete effectively will depend to a large extent on our success in protecting our proprietary technology, both in the United States and abroad. There can be no assurance that (i) any patents that we apply for will be issued, (ii) we will ever obtain the rights to any patents covering the technology on which our current systems are based, (iii) any patents issued will not be challenged, invalidated, or circumvented, (iv) we will have the financial resources to enforce any such patents or (v) any patent rights granted will provide any competitive advantage. We could incur substantial costs in obtaining patent coverage and defending any patent infringement suits or in asserting our patent rights, including those granted by third parties, and we might not be able to afford such expenditures.

We have limited protection over our trade secrets and know-how.

Although we have entered into confidentiality and invention agreements with our key personnel, there can be no assurance that these agreements will be honored or that we will be able to protect our rights to our non-patented trade secrets and know-how effectively. There can be no assurance that competitors will not independently develop equivalent or superior proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

We face competition in our industry, and we may be unable to attract customers and maintain a viable business.

Our principal direct competitors in the SCWO field are General Atomic (US) and SCFI (Ireland). Several technologies are in competition with SCWO, depending on the market sector. These include anaerobic digestion, landfilling, drying and incineration, lagoon and spray-fields, lime stabilization, and others. We believe that our systems will prove much more economical with higher treatment efficiency and lower operating costs; however, there can be no assurance that we will be able to successfully compete with General Atomics, SCFI or any other competitor. Our competitors may prove more successful in offering similar systems and/or may offer alternative systems which prove to be more popular with potential customers than our system. Our ability to commercialize our systems and grow and achieve profitability in accordance with our business plan will depend on our ability to satisfy our customers and withstand increasing competition by providing superior waste treatment at reasonable cost. There can be no assurance that we will be able to achieve or maintain a successful competitive position.

We may be unable to obtain required licenses from third-parties for product development.

We may be required to obtain licenses to patents or other proprietary rights from third parties. If we do not obtain required licenses, we could encounter delays in product development or find that the development, manufacture or sale of products requiring these licenses could be prevented in the U.S. or abroad.

We may be unable to purchase materials and parts on commercially reasonable terms from suppliers.

If we are able to commercialize our systems, our success will depend to a large extent on our ability to obtain a reliable supply of materials and parts from our suppliers on commercially reasonable terms. This may not prove possible due to competition, inflation, shortages, international crises, adverse economic and political conditions and business failures of suppliers or other reasons.

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Our insurance may not provide adequate coverage.

Although we maintain general and product liability, property and commercial insurance coverage which we consider prudent, there can be no assurance that such insurance will prove adequate in the event of actual casualty losses or broader calamities such as terrorist attacks, earthquakes, financial crises, economic depressions or other catastrophic events, which are either uninsurable or not economically insurable. Any such losses could have a material adverse effect on the performance of our systems.

We may be unable to obtain or maintain insurance for our commercial products.

The design, development and manufacture of our products involve an inherent risk of product liability claims and associated adverse publicity. There can be no assurance we will be able to maintain insurance for any of our proposed commercial products. Such insurance is expensive, difficult to obtain and may not be available in the future on acceptable terms or at all. We are also exposed to product liability claims in the event the use of our proposed products result in injury.

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EXHIBIT “D”

FORM OF REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of November 12 , 2021 by and between 374WATER INC., a Delaware corporation (the “Company”), and the persons identified on Schedule A hereto (collectively, the “Investors” and, each individually, an “Investor”).

The parties hereby agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Common Stock” means the shares of stock, par value $0.0001 per share, of the Company.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means the shares of Common Stock issued and shares of Common Stock underlying warrants issued in connection with the Company’s 2021 private offering of up to 2,500,000 shares of Common Stock and warrants to purchase up to 1,250,000 shares of common stock, as set forth on Schedule A, together with any capital stock of the Company issued or issuable with respect to such shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event otherwise; provided, that, a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act, or (B) such security becoming eligible for sale by the Investor pursuant to Rule 144 without volume restrictions.

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

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1. Piggyback Registration.

(a) Whenever the Company proposes to register the offer and sale of any shares of its Common Stock under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than 30 days prior to the filing of such Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, subject to Section 1(b) and Section 0, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities within 15 days after the Company’s notice has been given to each such holder. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. If any Piggyback Registration Statement pursuant to which holders of Registrable Securities have registered the offer and sale of Registrable Securities is a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), such holder(s) shall have the right, but not the obligation, to be notified of and to participate in any offering under such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”).

(b) If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration or Piggyback Shelf Takedown) in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration or takedown (i) first, the shares of Common Stock that the Company proposes to sell; (ii) second, the shares of Common Stock requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the shares of Common Stock requested to be included therein by holders of Common Stock other than holders of Registrable Securities, allocated among such holders in such manner as they may agree.

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(c) If a Piggyback Registration or Piggyback Shelf Takedown is initiated as an underwritten offering on behalf of a holder of Common Stock other than Registrable Securities, and the managing underwriter advises the Company in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration or takedown (i) first, the shares of Common Stock requested to be included therein by the holder(s) requesting such registration or takedown and by the holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of shares of Common Stock other than the Registrable Securities (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

(d) If any Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

2. Registration.

(a) Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities law, and listing fees. In no event shall the Company be responsible for any discounts, SECs, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold, or any legal fees or other costs of the holders.

(b) Effectiveness. The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable. The Company shall notify the Investors by e-mail as promptly as practicable, and in any event, within two (2) Trading Days, after any Registration Statement is declared effective and shall simultaneously provide the Investor with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. If (A) a Registration Statement covering the Registrable Securities is not declared effective by the SEC prior to the earlier of (i) five (5) Trading Days after the SEC shall have informed the Company that no review of the Registration Statement will be made or that the SEC has no further comments on the Registration Statement or (ii) the 180th day after the filing date of the Piggyback Registration Statement, or (B) after a Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to such Registration Statement for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding any Allowed Delay (as defined below), then the Company will make payments to Investor, as liquidated damages and not as a penalty, in an amount equal to % of the aggregate amount invested by Investor for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective (the “Blackout Period”). Such payments shall constitute the Investor’s exclusive monetary remedy for such events, but shall not affect the right of the Investor to seek injunctive relief. The amount payable as liquidated damages pursuant to this paragraph shall be paid monthly within 10 days of the last day of each month following the commencement of the Blackout Period until the termination of the Blackout Period. The Blackout Period shall expire upon the declaration of effectiveness by the SEC of the Registration Statement (if the Blackout Period is covered by clause (A) of this Section 2(C)) or the date on which sale pursuant to the Registration Statement may resume (if the Blackout Period is covered by clause (b) of this Section 2(C)). Such payments shall be made to Investor in cash no later than (10) days after the end of each 30-day period.

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(c) Rule 415; Cutback If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act or requires Investor to be named as an “underwriter,” the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not agree to name Investor as an “underwriter” in such Registration Statement without the prior written consent of such Investor. No liquidated damages shall accrue as to any Cut Back Shares until such date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date”). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Section 2 (including the liquidated damages provisions) shall again be applicable to such Cut Back Shares; provided, however, that (i) the Filing Deadline for the Registration Statement including such Cut Back Shares shall be forty-five (45) days after such Restriction Termination Date, and (ii) the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares under Section 2(c) shall be the 90th day immediately after the filing date of the Registration Statement filed with respect to such Cut Back Shares.

3. Company Obligations. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will:

(a) use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, and (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold without volume restrictions pursuant to Rule 144 (the “Effectiveness Period”);

(b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

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(c) provide copies to and permit one counsel designated by the Investor to review each Registration Statement and all amendments and supplements thereto no fewer than five (5) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

(d) furnish to the Investor (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by Investor that are covered by the related Registration Statement;

(e) use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(f) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investor and its counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investor and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g) use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(h) immediately notify the Investor, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

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(i) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Investor in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investor is required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of such Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter).

(j) with a view to making available to the holders of the Registrable Securities the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell shares of Common Stock to the public without registration, the Company covenants and agrees to use commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner (including any applicable extension periods) all reports and other documents required of the Company under the Exchange Act.

4. Obligations of the Investor.

(a) Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Trading Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from Investor if Investor elects to have any of the Registrable Securities included in the Registration Statement. Investor shall provide such information to the Company at least two (2) Trading Days prior to the first anticipated filing date of such Registration Statement if Investor elects to have any of the Registrable Securities included in the Registration Statement. The Company shall not be required to include the Registrable Securities of a holder thereof in a Registration Statement and shall not be required to pay any liquidated or other damages under Sections 2(a) or 2(c) hereof to such holder or other Person who fails to furnish to the Company a fully completed selling stockholder questionnaire at least two Trading Days prior to the Filing Date.

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(b) Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(h) hereof, Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

5. Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless Investor, its affiliates and their respective beneficiaries, trustees, heirs, directors, managers, officers, stockholders, members, partners, employees, agents, successors and assigns, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on Investor’s behalf and will reimburse Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) Investor’s failure to comply with the prospectus delivery requirements of the Securities Act, (ii) the use by Investor of an outdated or defective Prospectus after the Company has notified Investor in writing that the Prospectus is outdated or defective, or (iii) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus or Blue Sky Application.

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(b) Indemnification by the Investor. Investor agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, shareholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from (i) Investor’s failure to comply with the prospectus delivery requirements of the Securities Act; (ii) the use by Investor of an outdated or defective Prospectus after the Company has notified Investor in writing that the Prospectus is outdated or defective; or (iii) any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or in any Blue Sky Application or necessary to make the statements therein not misleading, (A) to the extent, but only to the extent that (1) such untrue statement or omission is contained in any information furnished in writing by Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto or Blue Sky Application or (2) such information relates to Investor or Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by Investor expressly for use in a Registration Statement (it being understood that the Investor has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 5 and the amount of any damages Investor has otherwise been required to pay by reason of such untrue statement or omission) received by Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation, except in the case of fraud or willful misconduct by Investor.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

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Subject to the terms of this Agreement, all reasonable fees and expense of an indemnified party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 5) shall be paid to the indemnified party, as incurred; provided, that the indemnified party shall promptly reimburse the indemnifying party for that portion of such fees and expenses applicable to such actions for which it is finally judicially determined (not subject to appeal) such indemnified party is not entitled to indemnification hereunder.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of Investor be greater in amount than the dollar amount of the proceeds (net of all expenses of sale and net of all expenses paid by Investor in connection with any claim relating to this Section 5 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation except in the case of fraud or willful misconduct by such holder.

6. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended only by a writing signed by the Company and the Investor. The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Investor.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made to the addresses set forth on the signature pages hereto.

(c) Assignments and Transfers by Investor. The provisions of this Agreement shall be binding upon and inure to the benefit of the Investor and its respective successors and assigns. Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by Investor to such person, provided that Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

(d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Investor; provided, however, that in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Registrable Securities” shall be deemed to include the securities received by the Investor in connection with such transaction unless such securities are otherwise freely tradable by the Investor after giving effect to such transaction.

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(e) Benefits of the Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(g) Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) Entire Agreement. This Agreement, together with the Subscription Agreement, Transaction Documents and the exhibits and schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

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(k) Governing Law; Consent to Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state of federal courts located in Miami, Florida, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that such venue is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts in Miami, Florida. The Company and Investor consent to process being served in any such Action by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6(k) shall affect or limit any right to serve process in any other manner permitted by law.

(l) Waiver of Jury Trial. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(m) Saturdays, Sundays, Holidays, etc. If the last or appointed day for taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Registration Rights Agreement to be duly executed by its authorized signatory as of the date first indicated above.

374Water Inc.

By:________________________________

Name: Yaacov Nagar

Title: CEO

Address for Notice:

374Water Inc.

3710 Shannon Road

Suite 51877

Durham, NC 27717

Email: kn@374water.com

With a copy to (which shall not constitute notice):

Carton Fields P.A.

Robert B. Macaulay, Esq.

2 MiamiCentral

700 NW 1st Avenue, Ste. 1200

Miami, Florida 33136-4118

Email: rmacaulay@carltonfields.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR INVESTOR FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has caused this Registration Rights Agreement to be duly executed by its authorized signatories as of the date first indicated above.

[INVESTOR NAME]

By:________________________________

Name: _____________________________

Its: _______________________________

Address for Notice:

With a copy (which shall not constitute notice) to:

[Registration Rights Agreement]

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EXHIBIT “E”

374WATER INC

ACCREDITATION

The undersigned represents and warrants that the he/she/it is an Accredited Investor pursuant to one or more of the following categories (initial applicable categories and sign below):

________ a.

A natural person (i.e., not an entity) whose individual net worth or joint net worth with spouse at the time of purchase, excluding homes, home furnishings and automobiles and reflecting deduction of all current debts and other obligations to pay money, including but not limited to, mortgage debt, exceeds $1,000,000.

________ b.

A natural person (i.e., not an entity) who had an individual income in excess of $200,000 in each of the two most recent years or joint income with spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same level of income in the current year.

________ c.

Any organization described in Section 501(c)(3) of the Internal Revenue Code, or any corporation, limited liability the Company, Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

________ d.	A private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940).

________ e.

Any bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance the Company as defined in Section 2(13) of the Act; any investment the Company registered under the Investment The Company Act of 1940 (the “1940 Act”) or a business development the Company as defined in Section 2(a)(48) of the 1940 Act; any Small Business Investment The Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act which is either a bank, savings and loan association, insurance the Company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are accredited Investors.

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________ f.

Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person. For purposes of this exemption, a sophisticated person is one who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

________ g.	Any entity in which all the equity owners are accredited investors under the above subsections.

Signature and Title (if any) of Investor

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